Exhibit 99.1

NEWS RELEASE

Contact:	Brian Begley
Vice President - Investor Relations
(877) 280-2857
(215) 405-2718 (fax)

ATLAS RESOURCE PARTNERS, L.P. TO ACQUIRE TITAN OPERATING, L.L.C.

•	ARP acquires 250 Bcfe of proved reserves and 700 Bcfe of proved, probable and possible reserves in the Barnett Shale for $184 million in ARP units

•	Upon completion of the transaction ARP’s Barnett Shale proved reserves will increase to 530 Bcfe

•	ARP’s net proved reserves increase to approximately 700 Bcfe, nearly four times ARP’s original proved reserves at the time of its commencement of public trading in March 2012

•	ARP increases 2H 2012 distribution guidance to a range of $0.90 to $1.00 per limited partner unit, and increases 2013 distribution guidance to a range of $2.30 to $2.45

PHILADELPHIA, PA – May 17, 2012 – Atlas Resource Partners, L.P. (NYSE: ARP) will acquire approximately 250 Bcfe of proved reserves and associated assets in the Barnett Shale in Texas for approximately $184 million in ARP units (based on ARP’s closing price on May 16, 2012) through entry into a definitive agreement with Titan Operating, L.L.C. (“Titan”), a privately held company based in Fort Worth, Texas. The transaction has been approved by ARP’s board of directors and will be effective as of January 1, 2012, with an expected closing in July 2012, subject to customary closing conditions and purchase price adjustments.

This transaction represents ARP’s second acquisition in the Barnett Shale in two months, establishing a position of approximately 530 Bcfe of total net proved reserves in the region. ARP’s total net proved reserves pro forma for the acquisition are approximately 700 Bcfe, almost four times greater than its original net reserves upon first trading publicly on March 14, 2012. Titan’s assets are located primarily in Denton, Tarrant, Johnson and Hood Counties in Texas, are in close proximity to the previously acquired Barnett Shale assets, and cover approximately 16,000 net acres, which are 90% held by production. Titan’s current net production is approximately 24 mmcfe/d, including approximately 370 bbl/d of natural gas liquids. ARP believes there are approximately 335 potential undeveloped drilling locations on the new position.

As a result of this transaction, ARP is increasing its distribution guidance for the second half of 2012 to a range of $0.90 to $1.00 per limited partner common unit, up from the prior guidance range of $0.85 to $0.90 per unit. ARP is also increasing 2013 distribution guidance to a range of $2.30 to $2.45 per unit, up from the prior range of $2.25 to $2.40 per unit.

Edward E. Cohen, Chief Executive Officer of ARP, commented, “This transaction continues to solidify our position in the Barnett Shale through opportunistic purchases of ongoing production and associated assets. I would like to welcome to our team Mark Schumacher and other key Titan personnel. We continue to evaluate additional opportunities to expand, and we look forward to providing further news of future similar transactions.”

The acquisition will be financed through an issuance of approximately 3.8 million ARP common units as well as 3.8 million newly issued convertible preferred units to the private owners of Titan. The preferred units are voluntarily convertible to common units on a one-for-one basis within three years at a strike price of $26.03 per unit and will be mandatorily converted to common units on the third anniversary of the issuance. The preferred units will receive regular quarterly cash distributions equivalent to the distributions they would have received if they had been converted to common units.

Transaction Details:

•	Approximately 250 Bcfe of proved reserves, including 43 producing wells on approximately 16,000 net acres

•	Proved reserves are 84% natural gas and 34% proved developed

•	Approximately 335 potential undeveloped drilling locations

•	Current net production of approximately 24 MMcfe per day

•	Approximately 90% held by production

•	Lease operating expenses and production taxes of approximately $0.65 per mcfe

J.P. Morgan acted as financial advisor, and Jones Day (Houston) and Ledgewood (Philadelphia) acted as legal advisors on the transaction.

The securities offered in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Management does not forecast certain items, including GAAP revenues, depreciation, amortization, and non-cash changes in derivatives, and therefore is unable to provide forecasted Net Income, a comparable GAAP measure, for the periods presented. The reconciling items between these non-GAAP measures and Net Income are expected to be similar to those for the current periods presented and are not expected to be significant to ARP’s cash flows.

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Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 8,600 producing natural gas and oil wells, representing approximately 450 Bcfe of net proved reserves, primarily in Appalachia and the Barnett Shale in Texas. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner interest, all the incentive distribution rights and approximately 64% of the limited partner interests in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 11% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS and ARP caution readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ and ARP’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, the expected financial results of ARP, which is dependent on future events or developments; assumptions and uncertainties associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ and ARP’s level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; and tax consequences of business transactions. In addition, ATLS and ARP are subject to additional risks, assumptions and uncertainties detailed from time to time in the reports filed by ATLS and ARP with the U.S. Securities and Exchange Commission, including the risks, assumptions and uncertainties described in their quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and neither ATLS nor ARP assumes any obligation to update such statements, except as may be required by applicable law.